UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2018, Fiserv, Inc. (the “Company”) completed the sale of $1,000,000,000 aggregate principal amount of its 3.800% Senior Notes due 2023 (the “2023 Notes”) and $1,000,000,000 aggregate principal amount of its 4.200% Senior Notes due 2028 (the “2028 Notes,” and together with the 2023 Notes, the “Notes”). The Notes were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Fourteenth Supplemental Indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2023 Notes (the “2023 Notes Supplemental Indenture”), and by a Fifteenth Supplemental Indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2028 Notes (the “2028 Notes Supplemental Indenture”).

The 2023 Notes Supplemental Indenture and form of the 2023 Note, which is included therein, provide, among other things, that the 2023 Notes bear interest at a rate of 3.800% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019), and will mature on October 1, 2023. The 2028 Notes Supplemental Indenture and form of the 2028 Note, which is included therein, provide, among other things, that the 2028 Notes bear interest at a rate of 4.200% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019), and will mature on October 1, 2028. The interest rate payable on each of the 2023 Notes and the 2028 Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

At any time prior to September 1, 2023, with respect to the 2023 Notes, or prior to July 1, 2028, with respect to the 2028 Notes, the Company may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after September 1, 2023, with respect to the 2023 Notes, or on or after July 1, 2028, with respect to the 2028 Notes, the Company may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture, the 2023 Notes Supplemental Indenture and the 2028 Notes Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The descriptions of the 2023 Notes Supplemental Indenture and the 2028 Notes Supplemental Indenture set forth above are qualified by reference to the 2023 Notes Supplemental Indenture and the 2028 Notes Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-227436) that the Company filed with the Securities and Exchange Commission on September 20, 2018. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

(4.1)	Fourteenth Supplemental Indenture, dated as of September 25, 2018, between Fiserv, Inc. and U.S. Bank National Association.

(4.2)	Fifteenth Supplemental Indenture, dated as of September 25, 2018, between Fiserv, Inc. and U.S. Bank National Association.

(5)	Opinion of Foley & Lardner LLP.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 25, 2018	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer